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                                                                    EXHIBIT 10.2

                           SOFTWARE LICENSE AGREEMENT


This Agreement is made as of the __ day of _______, 1996 by and between Credit Management Solutions, Inc. ("CMSI"), with its principal place of business at 5950 Symphony Woods Road, Suite 301, Columbia, Maryland 21044 and ______________________________________________ ("Licensee"), with a place of business at ______________________________________________.  Sections 1 through
14 of this Agreement are hereinafter referred to as the "General Terms and Conditions" and are fully applicable to every Exhibit or Schedule attached to this Agreement, which Exhibits and Schedules are hereby incorporated into this Agreement by reference. This Agreement will commence on the date first above written (the "Effective Date") and will remain in force for as long as any Schedule or Exhibit to this Agreement remains in effect.

CMSI and Licensee hereby agree as follows:


1. Generally. Licensee operates a data processing facility and wishes to obtain a license to and operate the Software (as defined below) in accordance with the terms and conditions of this Agreement.

2. Definitions. The definitions set forth below will govern the meaning of the capitalized terms used in the Agreement.

         (a) "Acceptance Date" means the earlier of (i) the date on which the Licensee determines if the product(s) delivered are operational on Licensee's premises and provide the functionality for which they were intended in accordance with Section 3 of Exhibit B hereto, or (ii) the date on which Licensee begins to utilize the Software for production purposes.

         (b) "Authorized Affiliate" means any person or entity (i) that owns more than fifty percent (50%) of the voting capital stock of Licensee, or (ii) more than fifty percent (50%) of whose voting capital stock is owned by Licensee, or (iii) more than fifty percent (50%) of whose voting capital stock is owned by another person or entity that at such time owns more than fifty percent (50%) of the voting capital stock of Licensee. For the purposes of establishing the rights and obligations of Authorized Affiliates under this Agreement, a person or entity shall be considered an Authorized Affiliate only so long as it continues to satisfy the criteria for an Authorized Affiliate established in this Subsection 2(b).

         (c) "Documentation" means the standard Software operating and training manuals and any written functional specifications relating to the Software provided by CMSI to Licensee, plus any modifications, updates or revisions to such documents that may be provided by CMSI to Licensee from time to time.

         (d) "Equipment" means the computer hardware equipment and/or operating system software identified in Exhibit B.

         (e) "Implementation Schedule" means a detailed schedule attached and included as part of the functional specifications document which sets forth the timeframes for installing and implementing the Software at the Site, including Licensee's obligations with respect to (i) ensuring that the appropriate Equipment and facilities are available and prepared, and (ii) making all other decisions, which are a prerequisite to CMSI completing its tasks within the timeframes specified in the Implementation Schedule.

         (f) "Installation Date" for an item of Software means either (i) the date on which such Software has been installed by CMSI on the Equipment or (ii) if Licensee performs such installation, two days after such Software has been sent by CMSI to Licensee.

         (g)  "Licensed Products" means the Software and the Documentation.

         (h) "Licensee" means the entity designated in the introductory paragraph above, exclusive of any other entities.

         (i) "Licensee Enhancements" means any modifications, enhancements or alterations to the Licensed Products made by Licensee independently of CMSI.

         (j) "Site" means the physical location(s), specified in Exhibit B hereto, of the Equipment on which the Software will be installed. The Site must at all times be located within the United States.
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         (k)  "Software" means the computer programs identified in Exhibit A hereto in object code, machine readable form only, any customization of such programs, and any enhancements, update or upgrades thereto.

         (l) "Source Code" means the Software programs which are in a form that is human readable and maintainable.

3.  License.

         (a) In accordance with the terms of this Agreement, CMSI grants, and Licensee accepts, a non-exclusive and non-transferable license to use the Licensed Products within the United States on the Equipment at the location(s) specified in Exhibit B for its own internal business purposes and the internal business purposes of Authorized Affiliates, and to permit its employees, or its agents (and employees or agents of Authorized Affiliates) to interact with the Software through remote computer terminals. Use of the Software for the internal business purposes of Licensee and Authorized Affiliates means that the Software may be used to support Licensee's core line of business, but the Software may not be used in a service bureau or similar environment for the purpose of supporting a core line of business of any third party. Software for use on a network system or other multi-user environment may be used on only the number of terminals or workstations designated herein. This license specifically does not include any grant of rights to Licensee to write or otherwise utilize programs, other than those specifically authorized by CMSI, which assign or introduce data to the Software's database. Licensee may prepare two backup copies of the Software and Documentation so long as such copies contain the proprietary notices appearing on the copies initially furnished to Licensee. Unless otherwise specified in this Agreement, Software shall be installed at the Site(s) (as established in Exhibit B hereto) on any computer system(s) with no more than the number of concurrent users specified in Exhibit A. Licensee shall ensure that all Authorized Affiliates, and their employees and agents, comply with the terms and conditions of this Agreement and the obligations of Licensee hereunder.

         (b) CMSI retains all rights to the Licensed Products not specifically granted to Licensee under this Agreement. All revisions, modifications and derivative works to the Software, Documentation or Source Code developed by CMSI or any other party, including all updates, enhancements or modifications to the Licensed Products, and all Licensee Enhancements, will be the sole and exclusive property of CMSI and will be subject to all of the use and nondisclosure restrictions which apply to the Licensed Products under this Agreement. Licensee agrees to assign to CMSI in writing any proprietary interest which may be conferred upon Licensee by law in any such revisions, modifications, derivative works or Licensee Enhancements.

         (c) The license to the Software granted hereunder specifically excludes the right to use the Software to interface with the Internet or otherwise receive applications or any other information related to credit underwriting, by means of the Internet or any third party provider. If Licensee desires to expand its license to include such right, such right shall be subject to mutual written agreement between the parties.

         (d) If CMSI incorporates the software of any third parties in the Software, those third parties will be entitled to the benefit of the obligations incurred by Licensee under this Agreement with respect to the use and protection of such third-party software. Licensee also agrees to comply with the terms and conditions of any third party from which Licensee obtains software for use in connection with its use of the Software, including, but not limited to, any obligations of confidentiality or nondisclosure by which Licensee may be bound with respect to the software of such third party.

4.  Object Code Rights and Source Code Escrow.

         (a) This is an object code only license, and entitles Licensee to utilize the Software in object code, machine readable format. Licensee may write independent routines that access the Software's database provided that such routines are restricted to read-only access to the database. Licensee is not entitled under this Agreement to obtain the Source Code unless (i) CMSI and Licensee agree in writing to amend this Agreement to allow Licensee to access the Source Code, and Licensee agrees to pay all additional fees and to observe all limitations with respect to the Source Code required by CMSI, or (ii) a Source Code release condition, as specified in Section 4(b) below, occurs and Licensee requests a copy of the Source Code.

         (b) CMSI will escrow with Fort Knox Secured Data the Source Code in machine readable form of the then-current version of CreditRevue on or before six (6) months following the Acceptance Date. For the term of this Agreement, CMSI will escrow the Source Code of the then-current version of CreditRevue and any subsequent scheduled releases of Software within sixty (60) days of the release date. In the event of CMSI's insolvency or bankruptcy, or involvement in an involuntary proceeding for protection of its creditors, whereby CMSI can no longer satisfy its obligation to support Licensee under the Software Maintenance Agreement, a copy of the escrowed material shall be delivered to Licensee on Licensee's demand following Licensee's payment of the escrow agent's reasonable material and processing costs. CMSI's obligations under
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Section 4(b) are conditional upon the execution of an appropriate Source Code
Escrow Agreement by CMSI, Licensee and Fort Knox Secured Data and Licensee's timely payment to Fort Knox Secured Data of all fees required thereunder.

         (c) In the event that Licensee does obtain the Source Code in accordance with the terms of this Agreement, the Source Code will be subject to all of the terms and conditions of this Agreement relating to the Software and will be subject to the following additional restrictions: (i) the Source Code may be used by Licensee only at the Site, for the sole purpose of maintaining the Software and its use in accordance with the scope of license granted under
Section 3 above, (ii) the Source Code may not be used to develop interfaces to or from any third party systems which are not licensed by Licensee and utilized by Licensee in its internal credit underwriting and credit application processing operations, (iii) the Source Code may not be used for developing any system intended to perform the same or similar functions to the Software, and
(iv) the Source Code must be maintained in a locked and secure area, and will be made available only to those employees of Licensee who both (1) have significant data processing responsibilities relating to Licensee's business and (2) have agreed to the confidentiality and proprietary provisions of this Agreement. Licensee will be responsible for compliance by its employees with the terms and conditions of this Agreement. Any customizations of the Software by Licensee utilizing the Source Code shall be included under the definition of Licensee Enhancements. Licensee is not obligated to share any such Licensee Enhancements with CMSI. The foregoing notwithstanding, CMSI shall be the sole owner of all Licensee Enhancements. Licensee acknowledges that CMSI will not support any Licensee Enhancements through services provided under the Software Maintenance Agreement executed by Licensee and CMSI for support of the Software. Licensee agrees to indemnify and hold CMSI harmless against any claim (including all costs, damages and attorneys' fees) by any third party alleging that the Licensee Enhancements infringe a patent or copyright in the United States.

5. Delivery, Installation and Training. Licensee is responsible for preparing and maintaining the Site and installing the Equipment in accordance with the specifications of the appropriate suppliers, and is responsible for supplying all hardware on which the Software is operated and all related software programs, operating systems, program languages and utility programs necessary for the proper operation of the Software, including, but not limited to, the proper maintenance and performance of such items. Unless otherwise specified in Exhibit B, the Software and Documentation will be delivered to the Site by physical delivery of an electronic medium containing the Software in object code form with the serial number and release number as indicated in Exhibit A, and Licensee will thereafter install the Software by having the medium read into the host computer at the Site. CMSI will provide Licensee with training concerning the use of the Software in accordance with Exhibit B, at such mutually convenient times and places as are agreed upon by the parties. Licensee will be responsible for converting (at its own expense) its existing data into the form required by the Software.

6. Payments and Payment Terms. CMSI's obligations and Licensee's rights under this Agreement are conditional upon Licensee's payment of the fees and other charges described in this Agreement. Amounts payable by Licensee to CMSI under this Agreement are due and payable on the date specified in Exhibit A of this Agreement or, if not specified, thirty (30) days after the date of the invoice. Late payments will bear interest at the lesser rate of one and one half percent (1 1/2%) per month on the unpaid amount for each month (or fraction thereof) that such amount remains unpaid or the maximum rate permitted by law. Licensee is responsible for all taxes and duties based upon amounts payable hereunder (exclusive of taxes based upon the net income of CMSI) and upon Licensee's ownership of the license, use or possession of the Licensed Products.

7.  Protection of Proprietary Rights.

         (a) Licensee acknowledges (i) that the Licensed Products are valuable confidential and proprietary property belonging to CMSI or to third parties who have granted CMSI the right to distribute such property, and (ii) that by receiving access to the Licensed Products, Licensee is entering into a relationship of trust and confidence with CMSI pursuant to which Licensee agrees to take such steps as are necessary to preserve the confidential and proprietary nature of the Licensed Products. Licensee will use, copy and disclose the Licensed Products only as permitted under Sections 3 and 4 above, will grant access to the Licensed Products only to those employees or agents of Licensee or Authorized Affiliates on a "need to know" basis, and will ensure that any persons or entities receiving such access are obligated to protect the Licensed Products in a manner consistent with the terms of this Agreement. Except as expressly permitted herein, Licensee agrees that it will not, at any time, without written permission of CMSI, (i) copy, duplicate or permit any other person, corporation or entity to copy or duplicate the Licensed Products or any part thereof; (ii) create, attempt to create, or permit others to create or attempt to create the source program and/or object program associated with the Software which may be licensed under this Agreement; (iii) use the Software or any part thereof, on any computer other than the Equipment or at the Site specified in Exhibit B; or (iv) decompile, disassemble or reverse engineer the Software for the purpose of revealing the proprietary information contained therein or otherwise use the Licensed Products to develop functionally similar computer software or modify, alter or delete any of the copyright notices embedded in or affixed to the copies of the Licensed Products, or permit any third party to do any of the foregoing. Licensee will notify CMSI promptly of
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which Licensee becomes aware and will assist CMSI as necessary to remedy the violation. Licensee agrees at CMSI's request (and, if not occasioned by Licensee's or any Authorized Affiliate's breach of this Agreement, at CMSI's expense) to institute legal proceedings and/or to join in any lawsuit or other action by CMSI against any such third party to enforce these provisions, to cooperate fully with CMSI in such litigation, and to permit CMSI to assume exclusive control of all aspects of such suit or action.

         (b) Licensee agrees that it shall protect the confidentiality of the terms of this Agreement, including without limitation all terms relating to pricing and payments, and that it shall not disclose the terms of this Agreement to any third party, or to any of its own employees or agents without a need to know.

8.  Licensee Responsibilities.

         (a) In order to enable CMSI to more effectively perform its obligations under this Agreement, within ten (10) days after the Effective Date of this Agreement Licensee will designate a "Licensee Representative" who will be authorized to make decisions, approve plans and grant requests on behalf of Licensee in connection with CMSI's performance. Licensee agrees to provide CMSI with access to Licensee's computer system and Licensee's facility together with adequate working space at all reasonable times to enable CMSI to perform its obligations, and to cooperate fully with CMSI by making available to CMSI Licensee information, resources and personnel reasonably required by CMSI to perform its obligations hereunder. Licensee shall reimburse CMSI for its reasonable travel and related expenses incurred in connection with this Agreement. Licensee will be responsible for, and will use its best efforts to keep and maintain, backup copies of its files and information which it uses in conjunction with the Licensed Products. Licensee agrees that, commencing on the Acceptance Date and throughout the entire term of this Agreement it shall maintain a current Software Maintenance Agreement with CMSI for support of the Software, and that the License granted hereunder shall terminate automatically if and when such Software Maintenance Agreement is terminated.

         (b) Licensee represents and warrants, with respect to all material and information which Licensee discloses to CMSI in connection with CMSI's customization and/or enhancement of the Licensed Products or which Licensee utilizes in connection with the development of any Licensee Enhancements (such material and information hereinafter referred to as "Licensee Provided Information"), that Licensee either (i) owns all right, title, and interest in the Licensee Provided Information and is authorized to disclose same to CMSI for use in any way in connection with, or incorporation into, the Licensed Products; or (ii) is otherwise authorized to disclose same to CMSI, for use in any way in connection with, or incorporation into, the Licensed Products. Licensee agrees to indemnify CMSI and hold CMSI harmless from any loss or damage (including, but not limited to, reasonable attorney's fees and costs and any amounts agreed to pursuant to a settlement agreement) stemming from any suit or proceeding brought against CMSI, insofar as such suit or proceeding is based upon a claim that the Licensed Products infringe or constitute wrongful use of any patent, copyright, trade secret or other right of any third party, and provided that the third party right allegedly infringed by the Licensed Products and/or CMSI relates to goods or services that were the subject matter of the Licensee Provided Information.

9.  Infringement Claims of Third Parties.

         (a) At its own expense, CMSI will defend Licensee against any claim by any third party alleging that the Software infringes a patent or copyright in the United States, and CMSI will pay all costs, damages and attorneys' fees finally awarded to any such third party in any resulting infringement action (or such amounts as may be agreed upon by CMSI in any settlement), provided that Licensee provides prompt written notice to CMSI of such claim, and allows CMSI sole control of, and fully cooperates with CMSI in, the defense of such claims and all related negotiations.

         (b) CMSI's obligations under this Section 9 are conditional upon Licensee's agreement that if the Software is, or in CMSI's opinion is likely to become, subject to a claim of infringement, CMSI, at its option and expense, may either (i) procure for Licensee the right to continue using the Software; or (ii) replace or modify it to make it non-infringing in a manner that does not materially impair its functionality, or (iii) if none of the foregoing alternatives reasonably is available to CMSI, Licensee will cease using such Software and return it to CMSI, and CMSI will refund to Licensee the amount computed by amortizing the Software evenly over a five (5) year period commencing upon the Effective Date of this Agreement. CMSI will also refund the unused portion of any maintenance and support fees prepaid by Licensee.

         (c) CMSI will have no obligation with respect to any actual or threatened infringement claim based in whole or in part upon (i) Licensee Enhancements, (ii) Licensee's failure to use all enhancements, updates, upgrades or modifications to the Licensed Products offered by CMSI, (iii) Licensee's failure to use the Licensed Products in accordance with this Agreement or





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(iv) Licensee's combination, operation, or use of the Licensed Products with non-CMSI software. Licensee shall indemnify and hold CMSI harmless from any damages, losses or costs associated with such claims.

         (d) This Section states CMSI's entire obligation to Licensee with respect to actual or threatened third-party infringement claims.

10.  Software Warranties.

         (a) CMSI warrants that for ninety (90) days after the final Acceptance Date, the Software identified in Exhibit A will function in all material respects as specified in the Documentation. If Licensee notifies CMSI in writing during such ninety (90) day period that any such program does not function as warranted, CMSI, at its expense, will use its best efforts to confirm the existence of and correct any reported nonconformity.

         (b) During the warranty period described in Section 10(a) above, Licensee will provide CMSI remote access to the Software through a dial-up communication line (consistent with the method established in Section 2(b) of the Software Maintenance Agreement) so that CMSI may provide warranty assistance both on-site at the facility and remotely from CMSI's facility. Updates and new releases of Software are not included in warranty service. Updates and new releases of the Software will be offered to Licensee separately under CMSI's maintenance agreement(s).

         (c) The foregoing warranty does not apply to the failure of the Software to perform as warranted (i) because of any of the conditions set forth in Section 9(c) above or any Licensee Enhancements, (ii) for purposes or uses outside of the specifications for the Software, (iii) because of its operation on equipment which is operating outside of the environmental requirements of the equipment manufacturer or which is operating improperly due to Licensee's failure to maintain the equipment appropriately or other improper care of the equipment, or (iv) on account of failures caused by catastrophe, misuse, abuse, accident or negligence of Licensee, or other problems not directly related to the Licensed Products or any services provided by CMSI. Licensee will perform reasonable problem determination procedures before calling CMSI.

         (d) If during the warranty period Licensee desires correction of any problems which are not covered by the warranty set forth above, CMSI will, subject to personnel availability, make every reasonable effort to correct such problems, and will be compensated at its then current time and materials rates for performing such corrective services.

         (e) THE WARRANTIES SET FORTH IN SECTION 10(a) ARE IN LIEU OF, AND CMSI HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THE LICENSED PRODUCTS, EQUIPMENT, AND ANY OTHER MATERIALS, PRODUCTS OR SERVICES PROVIDED UNDER THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.  Limitation of Liability.

         (a) CMSI'S LIABILITY TO LICENSEE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WILL BE LIMITED TO THE CHARGES ACTUALLY PAID BY LICENSEE UNDER THIS AGREEMENT FOR THE PORTION OF THE SOFTWARE TO WHICH SUCH LIABILITY RELATES. IN NO EVENT WILL CMSI BE LIABLE TO LICENSEE FOR LOST PROFITS, LOST SAVINGS, LOSS OF USE, LOSS OF DATA, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR SIMILAR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY THIRD PARTY CLAIM AGAINST LICENSEE IN CONNECTION WITH OR CONCERNING THE LICENSED PRODUCTS OR ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

         (b) Licensee is solely responsible for operating the Software and for the accuracy and adequacy of information and data furnished for processing. Licensee will have full responsibility for any decisions and/or analyses in which any element of the Software may be used or relied upon. Any reliance by it upon the Software will not diminish that responsibility, and Licensee agrees to hold CMSI harmless from, and indemnify it against, all claims, expenses, losses or liabilities (including legal fees) in connection with any claim by any third party relating to any decisions or analyses made by Licensee while using the Software.

         (c) No action, regardless of form, arising out of the transactions under this Agreement may be brought by either party more than two (2) years after the cause of action has arisen.





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12.  Default and Termination.

         CMSI may terminate this Agreement immediately by giving Licensee written notice of termination if Licensee breaches any of its obligations under
Section 7 above or Section 13 below to protect CMSI's proprietary information. CMSI may terminate this Agreement upon thirty (30) days prior written notice if Licensee fails to make any payment hereunder when due and such failure is not corrected following CMSI's notice to Licensee of such delinquency. Either party may terminate this Agreement ninety (90) days after written notice of a material breach of this Agreement by the other party which remains uncured after such ninety (90) day period or, with respect to those defaults which cannot reasonably be cured within ninety (90) days, if the defaulting party fails to proceed within ninety (90) days to commence curing the default and to proceed with all due diligence substantially to cure the same, then the party not in default may terminate this Agreement by providing the defaulting party with a written termination notice. Upon termination of this Agreement, Licensee will cease using and return to CMSI the Licensed Products, including all Licensee Enhancements, and all CMSI proprietary information then in its possession. The right of either party to terminate this Agreement under this
Section 12 will not be deemed to be an exclusive remedy, and each party will be entitled to such other rights and remedies as are available to it at law or in equity, subject to the limitation of liability provisions contained herein.

13. Non-Disclosure of Proprietary Information. In addition to the obligations established under Section 7 above, Protection of Proprietary Rights, CMSI and Licensee accept the obligations set forth in this Section 13. For the purposes of this Section 13, "disclosing party" shall mean the party which discloses its own confidential information to the other party, and "recipient party" shall mean the party receiving such confidential information.

         (a) During the term of this Agreement either party may have access to confidential information regarding the other party (including Authorized Affiliates). The recipient party agrees that it shall (i) maintain in confidence all of the disclosing party's confidential information (ii) not disclose any of the disclosing party's confidential information to anyone except the recipient party's employees authorized to receive it and third parties to whom such disclosure is specifically authorized in writing by the disclosing party, and (iii) not to use the disclosing party's confidential information for any purpose other than that for which it is disclosed.

         (b) Information considered confidential may include, without limitation, (i) matters of a technical nature such as trade secret processes or devices, data formulas, inventions, specifications, (ii) matters of a business nature such as information about costs, profits, pricing policies, markets, sales, suppliers, customer lists, employees, product plans and marketing plans or strategies, (iii) other information of a similar nature not generally disclosed by a party to the public; and (iv) confidential information of a party's customers and/or third parties disclosed to a party under a non-disclosure agreement.

         (c) The foregoing shall not prevent a party from disclosing information that belongs to the other party that is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party,
(iii) rightfully received from a third party, (iv) independently developed by the recipient party without use of the other party's information, (v) disclosed without similar restriction to a third party by the party owning the information, (vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with prompt written notice of such requirement prior to any such disclosure.

         (d) Upon the termination of this Agreement and/or the license granted hereunder, will promptly return all documentation relating to the Proprietary Information received in tangible form to CMSI, and shall certify to CMSI that all Proprietary Information in tangible form (including all copies thereof) has been either returned to CMSI or destroyed.

14.  Miscellaneous.

         (a)  Maintenance Services.   CMSI will provide maintenance services to
Licensee under a separate agreement for such services (i.e., the Software Maintenance Agreement), which Licensee must execute concurrently with this Agreement, and which must remain in effect during the entire term of this Agreement in accordance with Section 8 above, Licensee Responsibilities.

         (b) Entire Agreement; Waiver, Modifications and Amendments; Headings. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and there are no other terms or conditions, expressed or implied, written or oral. This Agreement supersedes all prior oral or written representations, agreements, promises, or other communications, concerning or relating to the subject matter of this Agreement. This Agreement may not be
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modified except by a written agreement signed by authorized representatives of each party. The failure of CMSI or Licensee in any one or more instances to insist upon strict performance of any of the terms or provisions of this Agreement will not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or provisions on any future occasion. No terms or conditions of any Licensee purchase order or other form will be effective as a modification of the terms and conditions of this Agreement. The headings in this Agreement are for convenience only and do not affect the meaning of this Agreement.

         (c)  Severability.   If any provision of this Agreement is held by a
court of competent jurisdiction to be invalid or unenforceable, such provision or requirement will be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement will remain in full force and effect.

         (d)  Force Majeure.   Neither party will be liable for any delay or
failure of performance resulting from causes beyond its control and without its fault or negligence.

         (e)  Notices.   Each party shall promptly notify the other party in
writing of any claims, demands or actions having any bearing on this Agreement. Whenever under this Agreement one party is required or permitted to give notice to the other, such notice shall be deemed given when (i) delivered in hand and a receipt or other certification of delivery is obtained, or (ii) upon receipt when mailed by registered or certified United States mail, return receipt requested, postage prepaid, or when sent by a reputable courier service with package tracing capabilities sufficient to ensure that delivery has occurred. Notices shall be addressed as follows:

         In the case of CMSI:

               Credit Management Solutions, Inc.
               5950 Symphony Woods Road, Suite 301
               Columbia, MD   21044
               ATTN:  President (with a copy to General Counsel)


         In the case of Licensee:

               ________________________________
               ________________________________
               ________________________________
               ATTN:___________________________

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

         (f)  Successors and Assigns.   This License Agreement may not be
assigned by Licensee without the prior written consent of CMSI, and any attempted unauthorized assignment will be void. No assignment will relieve Licensee or the assignee of its obligations under this Agreement.

         (g)  Nondisclosure.   Neither party, without the prior written consent
of the other, will disclose the terms and conditions of this Agreement or disclose any information concerning the details of this Agreement, except as may be required for internal corporate, accounting or legal review or as required by law, and shall exercise all reasonable efforts to limit any such disclosures to the maximum extent possible.

         (h)  Independent Contractors; Third Party Beneficiaries.   CMSI will
perform all services under this Agreement as an independent contractor and not an agent, employee, partner, or joint venture of or with Licensee. No person or entity not a party hereto, including but not limited to Licensee clients, will be deemed to be a third party beneficiary of this Agreement or any provision hereof.

         (i)  Hiring Restriction.   Licensee agrees that, during the term of
this Agreement and for twenty-four (24) months thereafter, neither it nor any of its subsidiaries or affiliates shall, except with the prior written consent of CMSI, offer employment to or employ any person employed then or within the preceding twenty-four (24) months by CMSI or any subsidiary or affiliate of CMSI.

         (j) Formal Negotiations. The parties hereto this Agreement represent and warrant that formal contract licensing and contract negotiations between the parties including, but not limited to, computer hardware equipment, software and related services, have not been undertaken prior to January 27, 1993.

         (k) Survival of Confidentiality and Payment Provisions. All provisions of this Agreement relating to the protection or non-disclosure of a party's confidential or proprietary information, and to payment obligations incurred prior to the termination of this Agreement, shall survive the termination or expiration for any reason of this Agreement.

         (l)  Section Headings.   The captions to sections of this Agreement
are for convenience of reference only and do not in any way limit or amplify the terms or conditions hereof.

         (m) Audit Rights. CMSI, or any agent duly authorized by CMSI, shall have the right upon thirty (30) days prior written notice to Licensee once every six (6) months to review Licensee's data processing environment and related records for the sole purpose and to the extent necessary to ensure Licensee's compliance with the terms of this Agreement. Such review(s) shall be conducted at CMSI's own expense. Licensee agrees to cooperate with CMSI in all reasonable respects regarding such review(s) and to provide CMSI with appropriate access to its data processing equipment and all reasonably necessary documentation related thereto. In the event that Licensee has been utilizing the Software beyond the scope of the license granted hereunder, (i) Licensee shall immediately upon notice from CMSI cease using the Software except as permitted within the scope of the license granted hereunder, (ii) Licensee shall pay CMSI as liquidated damages for the unauthorized use of the Software an amount equal to the license fees that would have been charged by CMSI if Licensee (or, if applicable, any third party that Licensee has permitted to access the Software without authority) had purchased a license(s) that would have included within its scope such use of the Software (such amount to be determined in accordance with CMSI's then current standard licensing practices), and (iii) Licensee shall promptly reimburse CMSI for all of its documented and reasonable costs incurred in connection with the review.

         (n)  Governing Law.   This Agreement will be governed by and construed
in accordance with the laws of the State of Maryland, exclusive of its choice of law rules. The parties agree that any disputes under this Agreement shall be submitted for adjudication in the State or Federal courts located within Howard County, Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CREDIT MANAGEMENT SOLUTIONS, INC.              --------------------------------
         ("CMSI")                                        ("Licensee")


--------------------------------               --------------------------------
         Signature                                       Signature


--------------------------------               --------------------------------
         Print Name/Title                                Print Name/Title


--------------------------------               --------------------------------
         Date                                            Date

                           SOFTWARE LICENSE AGREEMENT
                                   EXHIBIT A

Dated ____________

1.  Software

- CreditRevue
           Release              _________________________
           Serial number        _________________________

2.  Fees and Payments

Licensee will pay to CMSI the fees and other amounts described below ("License Fee") in accordance with this Exhibit and with the other provisions of the Agreement.

- CreditRevue

         Base System              (___ user)                $________

         Enhancements                                       $________

                                           Sub Total        $________

         Modifications and Customization                    $________

                                           Grand Total      $________

For the fully paid-up non-exclusive license to use the Software in accordance with the General Terms and Conditions, Licensee agrees to pay
________________________________ as follows:

         (a) Licensee agrees to pay __________ upon execution of this Agreement and will continue to pay ___________ in _____ equal installments due on the ____ of each month beginning on _______, 1996.

         (b) Licensee agrees to pay ________ upon the Acceptance Date of the Software.

         (c) Licensee agrees to pay annual software maintenance Support Charges in accordance with its Software Maintenance Agreement with CMSI. Licensee acknowledges that CMSI's maintenance Support Charges are based upon the number of each specific licensee's users who are allowed to access the Software (the "User Category"). In the event that Licensee and CMSI agree to an increase in Licensee's User Category, Licensee agrees that CMSI shall be permitted to increase Licensee's annual maintenance Support Charges to conform to the then current fees CMSI charges for maintenance to licensees of that User Category.

3.  Training Charges.

The training set forth in Exhibit B is included in the License Fees set forth in this Exhibit. Training in addition to that set forth in Exhibit B may be performed at CMSI's then current rate.

4.  Additional Charges.

         (a) Other Services and Products. Licensee will pay CMSI at CMSI's then current rates for all other services and products which Licensee obtains from or through CMSI at Licensee's request. Licensee's requests for services and products will be in writing.

         (b) Supplemental Services. All additional services ("Supplemental Services"), if any, performed by CMSI for Licensee in addition to the Software Support provided by CMSI under Section 2 of this Exhibit, will entitle CMSI to additional compensation at its then current time and materials rates, including reimbursement for travel and related expenses. Supplemental Services will include any services provided by CMSI to Licensee or on behalf of Licensee's Authorized

Affiliates, clients, agents, or vendors. Further, any future enhancement services requested by Licensee which are not included in the functional specifications or Licensee's then current customized version of the Software, including without limitation the upgrading of a license or purchase of additional options, shall be subject to CMSI's then current pricing and schedule policy unless otherwise agreed in writing by the parties. CMSI reserves the right, depending upon the volume of Supplemental Services which Licensee may request, to require that such services be performed under a separate task order services agreement relating thereto.

         (c) Supplemental Charges. The Fees and Payments Schedule specified in Section 2 of this Exhibit A includes the completion of software modifications which represent the expectations of the parties as to the timing of the various stages of the software development, as incorporated in a mutually agreed Implementation Schedule. Licensee's failure to meet its obligations under the Implementation Schedule, including without limitation such obligations that are prerequisites to CMSI continuing in a timely fashion with its obligations under the Implementation Schedule, shall result in additional expense and costs to CMSI. Accordingly, Licensee agrees that any extension in the Implementation Schedule as a result of Licensee's failure to meet its obligations under the Implementation Schedule will result in Licensee paying CMSI an additional charge equal to the prorated portion of the License Fees for the period of extension.

         (d) Change Orders. Licensee acknowledges and agrees that any changes it may request to the customization of the Software specified in Functional Specifications Document prior to the installation and implementation of the Software for production purposes shall result in an additional charge to Licensee. CMSI shall not be required to undertake any such changes until Licensee approves in writing a Change Order, prepared by CMSI, establishing the price for the changes, the schedule for their implementation and any related revisions to the Implementation Schedule, and any additional charges which may be applicable due to any changes to the original Implementation Schedule. If Licensee fails to execute the Change Order, then CMSI shall be under no obligation to perform such changes, and implementation of the Software shall proceed as originally planned under the Functional Specifications Document and the approved, unmodified Implementation Schedule.

         (e) Baseline Pricing Adjustments. In the event that the monthly average of the fees paid to CMSI throughout the Project (commencing with the Project Commencement Date and ending upon acceptance of the Software) is less than $80,000, and such monthly average has resulted from delays in the agreed Project Plan Schedule where Licensee has been a material contributing factor, the fees paid to CMSI shall be adjusted retrospectively to equal a monthly average of $80,000. By way of example, Licensee shall be deemed to be a material contributing factor toward a delay if (i) Licensee fails to perform such tasks and/or to provide CMSI with information or approvals as may reasonably be necessary for CMSI to perform identified tasks relating to the Project and does not correct such failure within one (1) week after notice from CMSI (provided the response is reasonable to accomplish within one (1) week, and if not, the response shall be provided as soon as reasonably possible thereafter), or (ii) Licensee requests CMSI to delay its work on the Project or to extend the Project Plan schedule (including, but not limited to, user acceptance testing) for reasons other than mutually agreed additions to the scope of the Project, or (iii) the description in the Functional Specifications of Licensee's requirements fails to accurately describe the functionality that Licensee requires, and such failure is not based upon Licensee's legitimate misunderstanding of language used in the Functional Specifications, and despite the parties' good faith efforts, correcting the description and subsequent development of the required code results in a delay to the Project.

         (f) Additional Phases. In the event that Licensee requires an implementation of the Software in more than one (1) phase, CMSI reserves the right to charge a phase commencement fee, in addition to any project management, software module license fees, or customization fees, for each phase of the implementation following the first phase. Any such additional phases shall be subject to prior written agreement by the parties. Licensee acknowledges that CMSI's ability to commence additional phases may be subject to the availability of appropriate CMSI personnel, that CMSI makes no advance representation that one phase will automatically follow a preceding phase without interruption, and that unless otherwise agreed in writing, CMSI shall not be required to maintain the availability of resources from a previous phase on any subsequent phase. Licensee shall be required to purchase a reasonably appropriate training program from CMSI for each additional phase, or other major Software enhancement, that Licensee requests. Licensee acknowledges that the training included at no additional charge under this Agreement only addresses training for the first phase of the Software installation, and that additional charges will be associated with training required for any additional phase or other major Software enhancement.

         (g) Third Party Software Maintenance Charges. CMSI shall pass through to Licensee all maintenance charges associated with Licensee's license of third party software incorporated in or utilized in conjunction with CreditRevue (including without limitation the Progress software), which Licensee shall be solely responsible for paying in a timely manner.

         (h) Travel and Related Expenses. Licensee shall reimburse CMSI for its reasonable travel and related expenses incurred in connection with this Agreement and any services related thereto.



CREDIT MANAGEMENT SOLUTIONS, INC.       --------------------------------
         ("CMSI")                              ("Licensee")


--------------------------------        --------------------------------
         Signature                             Signature


--------------------------------        --------------------------------
         Print Name/Title                      Print Name/Title


--------------------------------        --------------------------------
         Date                                  Date

                           SOFTWARE LICENSE AGREEMENT
                                   EXHIBIT B

                       SOFTWARE INSTALLATION AND TRAINING

Dated _________

Capitalized terms in this Exhibit have the same meaning as set forth in Section 2 of the General Terms and Conditions or as indicated herein.


1.  Operating Environment and Location(s).    Licensee is authorized to use the
Software(s) located at __________________________________, or any alternate site provided CMSI is notified of such  relocation by Licensee.

2.  Performance Schedule; Location of Performance.    CMSI will use every
reasonable effort to commence and complete the installation and training services described in this Exhibit in accordance with a schedule mutually agreed to by the parties. Except where otherwise indicated, all such services will be performed at CMSI's facility.

3.  Installation and Acceptance.    CMSI will configure the Software to operate
as set forth in the Agreement. CMSI will then test the Software in accordance with CMSI's standard acceptance tests by loading test data and running a set of test programs. Upon successful completion of such tests as determined by CMSI, installation of the Software will be deemed to have been completed and will then be recorded by letter from CMSI to Licensee. The Software will be deemed accepted within fifteen (15) days after the Installation Date (i) if Licensee begins to use the Software on an on-going basis for production purposes, or
(ii) unless Licensee notifies CMSI prior to such fifteenth (15th) day that the Software fails to perform as warranted, and provides written specification of deficiencies, in which case CMSI will perform such additional services as are necessary to complete its installation obligations, and the Software will then be deemed accepted within fifteen (15) days of the date the additional services have been completed. CMSI will also perform the "Additional Installation Services", if any, described in this Exhibit. Unless otherwise indicated in this Exhibit, CMSI will not be responsible for converting Licensee's current files and records into a format required by the Software.

4.  Customization Services.    CMSI will render the customization services, if
any, described in this Exhibit. Software resulting from such customization services may be used in the same manner, and subject to the same restrictions on use and disclosure, as permitted for the Software under the Agreement. All copyrights, trade secrets, patents, and other proprietary rights resulting from any customization services by CMSI will be owned by CMSI. At CMSI's request and expense, Licensee will assign to CMSI in writing any proprietary interest in the custom Software conferred upon Licensee by operation of law. If no customization services are specified in this Exhibit, CMSI will not be obligated to modify in any way the standard functionality of the Software. Any customization requested which is not specified in this Exhibit will, if feasible, be performed by CMSI at its then current rates for customization services.

5.  Training.    CMSI will provide Licensee with training concerning use of the
Software as specified in this Exhibit. Training will be made available to the number of Licensee's personnel indicated in this Exhibit. Training will be scheduled mutually during the course of the project. Licensee's personnel will thereafter be responsible for training the balance of Licensee's staff and will support subsequent training by Licensee. CMSI will furnish, free of charge, the number of standard user manuals and training guides specified in this Exhibit for both the training of the initially designated Licensee personnel and the ongoing training to be carried out by Licensee. Additional copies of such documentation will be available at CMSI's then current rates. Additional training requested by Licensee from CMSI may be provided by CMSI, at its option, at its then current rates.

         CMSI Site          1 Class of 4 days of System Training for up to 8 people                   Included
                            1 Class of 1 day of System Administration Training for up to 8 people     Included

         Documentation      3 Reference Manual                                                        Included
                            3 System Administration Manuals                                           Included
                            Training and Quick Reference Guides as required                           Included

6.  Licensee Responsibilities.    During the performance of the Services,
Licensee will provide the information, services, materials and resources reasonably required by CMSI in order to perform its duties hereunder. Licensee will provide to CMSI at Licensee's facility adequate machine time, qualified and technically competent operators and other relevant personnel and such other media and facilities as may be necessary or appropriate for efficient and trouble free installation of the Software. Licensee understands that the successful performance of the Services depends on Licensee fulfilling its responsibilities and making its best efforts to cooperate with CMSI. Any failure by Licensee to fulfill its responsibilities may cause an extension of the dates for performance and/or an increase in the Service charges, and if material, a default under the General Terms and Conditions.

7. Equipment. Licensee is solely responsible for maintaining Equipment, for preparing and maintaining the location of the Equipment and the Equipment operating environment, for obtaining the Equipment, and for any other Equipment items necessary for operation of the Software, in accordance with the specifications of the respective suppliers of such items. Furthermore, Licensee's Equipment must meet specifications outlined by CMSI. Licensee will be responsible for any damages, and repair and replacement costs resulting from Licensee's failure to comply with such specifications.


CREDIT MANAGEMENT SOLUTIONS, INC.       -------------------------------------
         ("CMSI")                                  ("Licensee")


-------------------------------------   -------------------------------------
         Signature                                 Signature


-------------------------------------   -------------------------------------
         Print Name/Title                          Print Name/Title


-------------------------------------   -------------------------------------
         Date                                      Date